Exhibit 10.6

PROGENITY, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

Section 1. PURPOSE

The purpose of this Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for Employees of Progenity, Inc., a Delaware corporation (“Sponsor”) and its Participating Subsidiaries (collectively Sponsor and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Sponsor and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods or Purchase Price.

Section 2. DEFINITIONS

(a)    “Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)    “Board” shall mean the Board of Directors of Sponsor.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d)    “Commencement Date” shall mean, with respect to a given Offering Period, the first Trading Day during such Offering Period.

(e)    “Committee” shall mean the Compensation Committee of the Board or the officer, officers or committee appointed by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).

(f)    “Common Stock” shall mean the common stock of Sponsor, par value $0.001 per share, or any securities into which such Common Stock may be converted.

(g)    “Compensation” shall mean the total cash compensation paid by the Company to an Employee with respect to an Offering Period, including salary, commissions, overtime, shift differentials and all or any portion of any item of compensation considered by the Company to be part of the Employee’s regular earnings, but excluding items not considered by the Company to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, MBO bonuses and similar incentive bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Sponsor or a Participating Subsidiary, tuition and other reimbursements, taxable fringe benefits and severance benefits. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)    “Effective Date” shall mean the date of the underwriting agreement between the Company and the underwriters(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering of the Company’s securities pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

(i)    “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Sponsor or a Participating Subsidiary on Sponsor’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of Sponsor or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered “Employees.”

(j)    “Enrollment Period” shall mean, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

(k)    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)    “Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board or Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board or Committee deems reliable.

(ii)    Unless otherwise provided by the Board or Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Market Value will be determined by the Board or Committee in good faith.

(m)    “Offering Period” shall mean a period of no more than twenty-seven (27) months. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. Once established, the duration and timing of Offering Periods may be changed or modified by the Committee as permitted by the Plan. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be twenty-four (24) months and each Offering Period shall consist of four (4) consecutive purchase periods each having a duration of six (6) months (individually, a “Purchase Period”), commencing on the first Trading Day following one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Commencement Date and end with the next Purchase Date. If the Committee does not establish different rules with respect to the frequency of Offering Periods, a new Offering Period shall commence every six (6) months following the Commencement Date of the previous Offering Period.

(n)    “Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

(o)    “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(p)    “Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(q)    “Plan” shall mean this 2020 Employee Stock Purchase Plan, including any sub-plans or appendices hereto.

(r)    “Purchase Date” shall mean, for any Purchase Period, the last Trading Day of such Purchase Period.

(s)    “Purchase Period” shall have the meaning set out in Section 2(m).

(t)    “Purchase Price” shall have the meaning set out in Section 8(b).

(u)    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(v)    “Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Sponsor’s by-laws.

(w)    “Subsidiary” shall mean any entity treated as a corporation (other than Sponsor) in an unbroken chain of corporations beginning with Sponsor, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Sponsor or a Subsidiary.

(x)    “Trading Day” shall mean a day on which U.S. national stock exchanges are open for trading and the Common Stock is being actively traded on one or more of such markets.

Section 3. ELIGIBILITY

(a)    Any Employee employed by Sponsor or by any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an Enrollment Period and/or that customary employment exceed a specified number of hours or period during a calendar year (not to exceed 20 hours per week or 5 months in a calendar year) to be eligible to participate with respect to the associated Offering Period and provided further that an Employee may only participate in one Offering Period at a time. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). If the Committee does not establish different rules with respect to an Offering Period, the minimum period of employment that must be completed prior to the beginning of an Enrollment Period shall be five (5) working days. No Employee who becomes eligible to participate in the Plan may become a participant in an Offering Period following the Commencement Date of such Offering Period or after the commencement of any minimum period of employment established pursuant to the preceding sentence with respect to such Offering Period.

(b)    No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Sponsor or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Sponsor or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 hereof which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. No Employee may participate in more than one Offering Period at a time.

Section 4. OFFERING PERIODS

The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be twenty-four (24) months and each Offering Period shall consist of four (4) Purchase Periods commencing on the first Trading Day following one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Commencement Date and end with the next Purchase Date. If the Committee does not establish different rules with respect to the frequency of Offering Periods, a new Offering Period shall commence every six (6) months following the Commencement Date of the previous Offering Period.

Section 5. PARTICIPATION

(a)    An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by Sponsor or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than one percent (1.0%) and not to exceed fifteen percent (15.0%) (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) of such Employee’s Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Sponsor shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period. A Participant is not required to file any additional agreement in order to continue participation in this Plan following the end of an Offering Period in which the Participant is then participating.

(b)    Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the

Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(c)    Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(d)    Notwithstanding the preceding provisions of this Section 5, if the Market Value on the day of commencement of a Purchase Period, other than the first Purchase Period of such Offering Period, is less than the amount specified in Section 8(b)(i) for such Offering Period, each Participant who purchased shares of Common Stock in the preceding Purchase Period of such Offering Period shall automatically be withdrawn from that original Offering Period and re-enrolled in the next twenty four-month Offering Period.

(e)    A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

Section 6. TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with Sponsor and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. The Committee may provide that if a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to a Purchase Date during an Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. If the Committee does not establish different rules with respect to an Offering Period, then a Participant must be employed on a Purchase Date in order for his or her option to be exercised on such Purchase Date. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and Sponsor, and the Committee may establish termination-of-employment procedures for the Plan that are independent of similar rules established under other benefit plans of Sponsor and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

Section 7. STOCK

(a)    Subject to adjustment as set forth in Section 11 and the “evergreen” provision in this Section 7, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed Five Hundred Ten Thousand (510,000) shares (the “Share Reserve”). The Share Reserve will automatically increase on January 1st of each calendar year, for ten years, commencing on January 1 of the calendar year following the Effective Date, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year or (ii) Six Hundred Thousand (600,000) shares (subject to adjustment as set forth in Section 11). The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase of the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)    Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock that may be issued to any Employee in a given Offering Period shall be that number of shares of Common Stock that could be purchased on the Commencement Date of such Offering Period with Fifty-Thousand Dollars (USD$50,000), taking into consideration any discount from the Offering Period pursuant to Section 8(b). The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Section 8. OFFERING

(a)    On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase that number of whole shares of Common Stock (as adjusted as set forth in Section 11) not to exceed that number of shares of Common Stock determined in accordance with the last paragraph of Section 7 above (or such lower number of shares as determined by the Committee), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Sponsor and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (USD$25,000) of the Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period, (ii) the beginning of a subsequent Offering Period in which such Participant is participating, or (iii) the termination of the Offering Period. For avoidance of doubt, if an option is granted to an Employee who is not a Participant in such Offering Period, that option shall expire upon the Commencement Date with any right or ability of such Employee to exercise the option. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)    The Purchase Price under each option shall be with respect to each Purchase Period in an Offering Period the lower of (i) a percentage (not less than eighty-five percent (85%)) (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. For a given Offering Period, the Designated Percentage shall be established no later than the beginning of the Enrollment Period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Market Value of a share of the Common Stock solely on each Purchase Date. If the Committee does not establish the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be eighty-five percent (85%).

Section 9. PURCHASE OF STOCK

Unless a Participant withdraws from the Plan as provided in Section 5(c), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon each Purchase Date in the Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b) in accordance with the terms of the Plan, including Section 7. If a Participant’s contributions are collected in a currency other than U.S. Dollars, then unless otherwise provided by the Committee with respect to an Offering Period, such contributions shall be converted into U.S. Dollars using an exchange rate prevailing on the Purchase Date as selected in the reasonable determination of the Sponsor. Notwithstanding the foregoing, Sponsor or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which Sponsor or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 10. PAYMENT AND DELIVERY

Within an administratively reasonable period of time after the exercise of an option, Sponsor shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Sponsor or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. Following the last Purchase Date in an Offering Period, the Committee may in its discretion direct Sponsor to retain in a Participant’s account for a subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after the final Purchase Date in each Offering Period shall be returned to the Participant. If the Committee does not establish different rules with respect to an Offering Period, then all amounts left over in a Participant’s account after the final Purchase Date of such Offering Period shall be returned to the Participant.

Section 11. RECAPITALIZATION

Subject to any required action by the Stockholders of Sponsor, if there is any change in the outstanding shares of Common Stock or other securities of Sponsor because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of Sponsor), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by Sponsor, provided that conversion of any convertible securities of Sponsor shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised, the type and number of securities which have been authorized and remain available for issuance under the Plan, the maximum number of shares that may be added to the Plan in accordance with Section 7(a)(ii), as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

Section 12. MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS

(a)    In the event of the proposed liquidation or dissolution of Sponsor, each Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)    In the event of a proposed sale of all or substantially all of the assets of Sponsor, or the merger or consolidation or similar combination of Sponsor with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as the final Purchase Date of each Offering Period, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

Section 13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

Section 14. AMENDMENT OR TERMINATION OF THE PLAN

(a)    The Plan shall continue from the Effective Date until the time that the Plan is terminated in accordance with Section 14(b).

(b)    The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier final Purchase Date with respect to each Offering Period then in progress.

Section 15. ADMINISTRATION

(a)    The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee and/or to officers or employees of Sponsor the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.

(b)    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Sponsor) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Section 16. COMMITTEE RULES FOR JURISDICTIONS OTHER THAN THE UNITED STATES

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the laws and procedures of jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423 and shall be deemed to be outside the scope of Code Section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the jurisdiction in which Employees participating in the sub-plan are located.

Section 17. SECURITIES LAWS REQUIREMENTS

(a)    No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of any applicable national, regional, state, local or other jurisdiction, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that each Purchase Date shall not be delayed more than twelve (12) months and the final Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)    As a condition to the exercise of an option, Sponsor may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Sponsor, such a representation is required by any of the aforementioned applicable provisions of law.

Section 18. GOVERNMENTAL REGULATIONS

This Plan and Sponsor’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

Section 19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Sponsor or any Participating Subsidiary or to interfere with the right of Sponsor or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

Section 20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Delaware without regard for the conflicts of laws provisions thereof, and other applicable law.

Section 21. EFFECTIVE DATE

This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of Sponsor within twelve (12) months before or after its date of adoption by the Board.

Section 22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

Section 23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Sponsor or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to any Purchase Date(s) of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Sponsor or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Sponsor shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Sponsor), Sponsor in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Sponsor, then to such other person as Sponsor may determine. The provisions of this Section 23 shall in no event require Sponsor to violate local law, and Sponsor shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

Section 24. ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 25. NOTICES

All notices or other communications by a Participant to Sponsor or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sponsor or the Committee at the location, or by the person, designated by Sponsor for the receipt thereof.